                                                                     EXHIBIT 8.2


                                August 25, 1997



NUMAR Corporation
508 Lapp Road
Malvern, PA  19355

          Re:   Agreement and Plan of Merger, dated as of
                June 9, 1997, by and among Halliburton Company, NUMAR Corporation, and Halliburton M.S. Corp.
                --------------------------------------------

Dear Sirs:

          You have asked us, as counsel to NUMAR Corporation ("NUMAR"), for our opinion regarding certain Federal income tax consequences to NUMAR, Halliburton Company ("Halliburton"), and Halliburton M.S. Corp. ("Sub"), and their shareholders of the proposed merger pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of June 9, 1997, by and among NUMAR, Halliburton and Sub.

          Halliburton is a Delaware corporation. NUMAR is a Pennsylvania corporation. Sub is a Delaware corporation and a wholly owned subsidiary of Halliburton. Halliburton, NUMAR and Sub have entered into the Agreement providing for the merger of Sub with and into NUMAR, with NUMAR continuing as a surviving corporation and as a wholly owned subsidiary of Halliburton, and with the NUMAR shareholders receiving shares of voting common stock ("Common Stock") of Halliburton in exchange for their NUMAR shares, subject to the approval of the shareholders of NUMAR (the "Merger"). Consummation of the Merger is subject to the satisfaction of certain conditions explained more fully in the Proxy Statement/Prospectus. Halliburton has filed with the Securities and Exchange Commission (the "SEC") under the Securities Act a Registration Statement on Form S-4 (together with all amendments, including a Proxy Statement/Prospectus, schedules and exhibits thereto, the "Registration Statement") with respect to Halliburton Common Stock issuable pursuant to the Agreement.

          For purposes of this opinion, we have relied on certain written representations of officers of Halliburton and NUMAR,
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NUMAR Corporation
August 25, 1997
Page 2

copies of which are attached hereto, and have assumed such representations to be true.

          Based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Department regulations in effect as of the date hereof, current published administrative positions of the Internal Revenue Service contained in revenue rulings and procedures, and judicial decisions, and upon the information contained in the documents provided to us by you (including the Proxy Statement and the Agreement), and representations described above, it is our opinion for Federal income tax purposes that:

          (i) The merger of Sub with and into NUMAR will constitute a reorganization within the meaning of section 368(a) (1) (A) and section 368(a) (2) (E) of the Code, and Halliburton, NUMAR and Sub each will be "a party to the reorganization" within the meaning of section 368(b) of the Code;

          (ii) No gain or loss will be recognized to NUMAR stockholders upon receipt of shares of Halliburton Common Stock in the Merger;

          (iii) Each NUMAR stockholder's basis in shares of Halliburton Common Stock received in the Merger will equal his basis in shares of NUMAR Common Stock exchanged therefor;

          (iv) To the extent that they hold their shares of NUMAR Common Stock as capital assets, NUMAR stockholders will include the holding period for the shares of NUMAR Common Stock surrendered in the Merger in their holding period of shares of Halliburton Common Stock received in the Merger; and

          (v) A shareholder of NUMAR who receives cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between such shareholder's basis in the fractional share (as described in paragraph (iii) above) and the amount of cash received. Such gain or loss will be a capital gain or loss if the NUMAR Common Stock is held by such shareholder as a capital asset at the effective time of the Merger, with the tax rate applicable to such capital gain or loss depending on the holding period for the fractional share (as described in paragraph (iv) above) as of that time.

NUMAR Corporation
August 25, 1997
Page 3


          This opinion represents our best legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court concerning the issues. We express no opinion relating to any Federal income tax matter except on the basis of the facts described above. Additionally, we express no opinion on the tax consequences under foreign, state or local laws. In issuing our opinion, we have relied solely upon existing provisions of the Code, existing and proposed regulations thereunder, and current administrative positions and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Any such change could affect the validity of the opinion set forth above. Also, future changes in federal income tax laws and the interpretation thereof can have retroactive effect.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "The Merger-Certain Federal Income Tax Consequences" in the Proxy Statement. This does not constitute a consent under section 7 of the Securities Act, and in consenting to such references to our firm we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under section 7 or under the rules and regulations of the SEC issued thereunder.

                                                Very truly yours,

                                                /s/ DRINKER BIDDLE & REATH LLP

                                                DRINKER BIDDLE & REATH LLP

                              HALLIBURTON COMPANY

                                  CERTIFICATE


     In connection with the tax opinions to be rendered by Drinker Biddle & Reath LLP and Vinson & Elkins L.L.P., respectively, regarding certain federal income tax consequences of the proposed merger (the "Merger") of Halliburton M.S. Corp. ("Sub"), a direct, wholly owned subsidiary of Halliburton Company ("Halliburton"), with and into NUMAR Corporation ("NUMAR") pursuant to the Agreement and Plan of Merger dated as of June 9, 1997 (the "Merger Agreement"), Halliburton, on behalf of itself and Sub, hereby certifies:

     1. Prior to the Merger, Halliburton will own all the outstanding shares of Sub stock and will be in control of Sub. As used herein, "control" means the direct ownership of stock possessing at least 80 percent of the total combined voting power for the election of directors of all classes entitled to vote and at least 80 percent of the total number of shares of each nonvoting class of stock of the corporation.

     2. Halliburton has no plan or intention to reacquire any of the shares of Halliburton stock issued in the Merger.

     3. There is no intercorporate indebtedness existing between Halliburton and NUMAR or between Sub and NUMAR that was issued, acquired or will be settled at a discount.

     4. Halliburton has no plan or intention to liquidate NUMAR; to merge NUMAR with or into another corporation; to sell or otherwise dispose of the stock of NUMAR except for transfers of stock to corporations controlled by Halliburton; or to cause NUMAR to sell or otherwise dispose of any of its assets, or of any of the assets of Sub acquired in the Merger, except for dispositions made in the ordinary course of business or transfers to a corporation controlled by NUMAR.

     5. In the Merger, Sub will have no liabilities assumed by NUMAR, and will not transfer to NUMAR any assets subject to liabilities.

     6. Following the Merger, NUMAR will continue its historic business or use a significant portion of its historic business assets in a business.

     7. Halliburton, NUMAR, Sub and the shareholders of NUMAR will pay their respective expenses, if any, incurred in connection with the transaction.

     8.  No two parties to the Merger are investment companies as defined in
         Section 368 (a) (2) (F) (iii) and (iv) of the Internal Revenue Code.

     9. The fair market value of the Halliburton stock and any other consideration received by each NUMAR shareholder will be approximately equal to the fair market value of the NUMAR stock surrendered in the exchange.

     10. Halliburton does not own, nor has it owned for the past five years, any shares of the stock of NUMAR.

     11. The procedure set forth in the Merger Agreement providing for cash in lieu of fractional shares of Halliburton stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Halliburton of issuing fractional shares of Halliburton stock and does not represent separately bargained-for consideration.

     12. The Merger Agreement and the documents referred to therein represent the full and complete agreement among Halliburton, Sub, and NUMAR regarding the Merger, and there are no other written or oral agreements regarding the Merger.

     Halliburton and Sub understand that (i) each of Drinker Biddle & Reath LLP and Vinson & Elkins L.L.P. will rely upon the above representations in connection with issuing their respective opinions, (ii) the representations in this Certificate are made as of the date hereof and as of the effective date of the Merger, and (iii) each of Drinker Biddle & Reath LLP and Vinson & Elkins L.L.P. may disclose these representations in connection with issuing their respective opinions.

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

     IN WITNESS WHEREOF, on behalf of Halliburton and Sub, Halliburton has caused this Certificate to be signed on its behalf as of August 25, 1997.

                                               HALLIBURTON COMPANY



                                               By:  /s/  SUSAN S. KEITH
                                                  -----------------------------
                                                  Name:  Susan S. Keith
                                                  Title: Vice President and
                                                          Secretary

                               NUMAR CORPORATION

                                  CERTIFICATE


     In connection with the tax opinions to be rendered by Drinker Biddle & Reath LLP and Vinson & Elkins L.L.P., respectively, regarding certain federal income tax consequences of the proposed merger (the "Merger") of Halliburton M.S. Corp. ("Sub"), a direct, wholly owned subsidiary of Halliburton Company ("Halliburton"), with and into NUMAR Corporation ("NUMAR") pursuant to the Agreement and Plan of Merger dated as of June 9, 1997 (the "Merger Agreement"), NUMAR hereby certifies:

     1. Following the Merger, NUMAR will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by NUMAR prior to the Merger, including any assets used to pay dissenting shareholders or reorganization expenses or to make other than regular and normal distributions or redemptions.

     2. There is no plan or intention by the shareholders of NUMAR who own 5% or more of the outstanding shares of NUMAR stock or, to our knowledge, other shareholders of NUMAR to sell, exchange or otherwise dispose of a number of shares of Halliburton stock received by them in the Merger which would result in their owning in the aggregate shares of Halliburton stock having a fair market value, as of the date of the Merger, of less than 50% of the fair market value of all of the formerly outstanding stock of NUMAR as of the same date. For purposes of this representation, shares of NUMAR stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Halliburton stock will be treated as outstanding NUMAR stock on the date of the Merger. Moreover, shares of NUMAR stock and shares of Halliburton stock held by NUMAR shareholders and otherwise sold, redeemed, or disposed of in anticipation of the Merger, or subsequent to the Merger pursuant to a plan or intention as of the date of the Merger, should also be taken into account in connection with this representation.

     3. Following the Merger, NUMAR will not issue additional shares of its stock that would result in Halliburton losing control of NUMAR. As used herein, "control" means the direct ownership of stock possessing at least 80% of the total combined voting power for the election of directors of all classes entitled to vote and at least 80% of the total number of shares of each nonvoting class of stock of the corporation.

     4. In the Merger, shares of NUMAR stock representing control of NUMAR will be exchanged solely for voting stock of Halliburton. For this purpose, shares of NUMAR stock exchanged for cash or other property originating with Halliburton will be treated as outstanding NUMAR stock on the date of the Merger.

     5. Halliburton, NUMAR, Sub and the shareholders of NUMAR will pay their respective expenses, if any, incurred in connection with the transaction.

     6. There is no intercorporate indebtedness existing between Halliburton and NUMAR or between Sub and NUMAR that was issued, acquired or will be settled at a discount.

     7. At the time of the Merger, NUMAR will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in NUMAR that, if exercised or converted, would affect Halliburton's acquisition or retention of control of NUMAR.

     8. On the date of the Merger the fair market value of the assets of NUMAR will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

     9.  No two parties to the Merger are investment companies as defined in
         Section 368 (a) (2) (F) (iii) or (iv) of the Internal Revenue Code.

     10. NUMAR is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in any federal or state court.

     11. Shares of NUMAR stock are regularly traded on an established securities market. No foreign persons hold 5% or greater of the shares of NUMAR stock.

     12. None of the compensation received by any stockholder-employees of NUMAR will be separate consideration for, or allocable to, any of their shares of NUMAR stock. None of the shares of Halliburton stock received by any stockholder-employees of NUMAR will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any stockholder-employees of NUMAR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     13. The procedure set forth in the Merger Agreement providing for cash in lieu of fractional shares of Halliburton stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Halliburton of issuing fractional shares of Halliburton stock and does not represent separately bargained-for consideration.

     14. The Merger Agreement and the documents referred to therein represent the full and complete agreement among Halliburton, Sub, and NUMAR regarding the Merger, and there are no other written or oral agreements regarding the Merger.

     NUMAR understands that (i) each of Drinker Biddle & Reath LLP and Vinson & Elkins L.L.P. will rely upon the above representations in connection with issuing their respective opinions, (ii) the representations in this Certificate are made as of the date hereof and as of the effective date of the Merger, and
(iii) each of Drinker Biddle & Reath LLP and Vinson & Elkins L.L.P. may disclose these representations in connection with issuing their respective opinions.

     IN WITNESS WHEREOF, NUMAR has caused this Certificate to be signed on its behalf as of August 25, 1997.


                                      NUMAR CORPORATION



                                      By:   /s/  EDWARD P. DELSON
                                          --------------------------------------
                                             Name:  Edward P. Delson
                                             Title: Senior Vice President -
                                                    Finance and Administration,
                                                    Chief Financial Officer
                                                    and Treasurer


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